UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2015

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri	63131
(Address of Principal Executive Offices)	(Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The Jones Financial Companies, L.L.L.P. (the “Partnership”) is disclosing certain results of operations related to calendar year 2014. The full text of this information is attached hereto as Exhibit 99.1.

The information in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 3.02. Unregistered Sales of Equity Securities.

The Partnership has made certain issuances of its subordinated limited partnership interests (“SLP Interests”), which are fully described in the Nineteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership of the Partnership, dated as of June 6, 2014, incorporated by reference to Exhibit 3.1 to the Partnership’s Form 8-K dated June 6, 2014. Such SLP Interests were issued in exchange for withdrawing general partner interests.

Date of Sale	Security	Amount of Security Sold	Aggregate Offering Price	Aggregate Underwriting Discounts or Commissions	Exemption from Registration
1/09/2015	SLP Interests	$43,687,857	$43,687,857	$0	Regulation D of The Securities Act of 1933, Rule 506; all purchasers were or are Accredited Investors in that each of them were, or currently are, general partners of the Partnership. The required information was provided to all purchasers, no general solicitations or advertisements were used, and reasonable care was exercised to assure that all purchasers of the securities were not underwriters.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Certain results of operations related to calendar year 2014 disclosed by the Partnership on January 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: January 14, 2015	By:	/s/ Kevin D. Bastien
Name: Kevin D. Bastien
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Certain results of operations related to calendar year 2014 disclosed by the Partnership on January 14, 2015.